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                                                                EXHIBIT 10.1
[SyQuest Technology, Inc. letterhead]



May 13, 1998



Via Facsimile:
-------------

Mr. John Zigelman
Castle Creek Partners
333 W. Wacker Drive
Suite 1410
Chicago, IL  60606

Re:  Exercise of Warrants/ Issuance of Common Stock
     ----------------------------------------------

Dear John:

This letter confirms that SyQuest Technology, Inc. ("SyQuest") and CC Investments, LDC ("CCI") agree as follows:

1. CCI will exercise part of its warrant it received in connection with its purchase of the Company's Convertible Preferred Stock, Series 5 at $3.0469 per share to acquire 1,500,000 shares of the Company's common stock, for total proceeds of $4,570,350 (the "Proceeds")

2. Upon receipt of the Proceeds, plus an additional $78.52 representing the par value for an additional 785,175 shares (the "Additional Common Shares") of the Company's common stock, the Company will issue a total of 2,285,175 shares of common stock to CCI.

3. The Additional Common Shares shall have piggy-back registration rights so that they will be registered in a future registration statement consistent with existing Company contractual obligations regarding registration statement consistent with existing Company contractual obligations regarding registrations, provided however that the Company agrees to register such shares no later than 180 days from the date of this letter, subject to delays caused by reasonable business considerations.
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Mr. John Zigelman
May 12, 1998
Page 5

4. The Proceeds plus the additional $78.52 will be wire-transferred to the following account: Bank of America, 1850 Gateway Blvd., 4th Floor, Concord, CA 94520, ABA #121-000-358, Account #12334-56287.

5. The Company will deliver the shares of common stock issued upon exercise of the warrants in accordance with the terms of the warrants, and the Company confirms that it will direct its transfer agent to deliver such shares electronically without a restrictive legend provided that CCI complies with the applicable prospectus delivery requirements under the Securities Act of 1933 and provides notice to the Company using the attached form.

     The Company acknowledges that CCI is relying on information disclosed in the Company's public filings with SEC and confirms that it is aware of no material misstatements or omissions in those filings.

ACKNOWLEDGED AND ACCEPTED:

SyQuest Technology, Inc.                CC Investments, LDC
                                        By Castle Creek Partners
                                        Its Investment Manager

/s/ Thomas C. Tokos
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Thomas C. Tokos                                   /s/ John Zigelman
Vice President, General Counsel and     --------------------------------------
 Secretary                                    Authorized representative
                                                 John Zigelman
                                                 Its Managing Partner